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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-34223, Form S-8 No. 333-60075, Amendment No. 1 to Form S-3 No. 333-56451, Amendment No. 1 to Form S-3 No. 333-56449 and Form S-3 No. 333-81985) of Alexandria Real Estate Equities, Inc. of our report dated July 20, 1999 with respect to the statement of revenue and certain expenses of 9363/9373/9393 Towne Centre Drive for the year ended December 31, 1998, included in the Form 8-K of Alexandria Real Estate Equities, Inc. dated September 27, 1999.

                                                     /s/ Ernst & Young LLP

Los Angeles, California
September 27, 1999

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